                                                                      EXHIBIT 10

                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Statements" in the Prospectus and Statement of Additional Information, and "Auditors" in the Prospectus, and to the use of our reports (1) dated
January 28, 2000 with respect to the financial statements of certain subaccounts of AUSA Life Insurance Company, Inc. Separate Account C, which are available for investment by the contract owners of the Advisor's Edge Variable Annuity, and
(2) dated February 18, 2000 with respect to the statutory-basis financial statements of AUSA Life Insurance Company, Inc. included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-65149) and related Prospectus of the Advisor's Edge Variable Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2000